Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-Q /A of FreeHand Systems International, Inc. (the “Company”) for the quarter ended September 30,2007 (the “Report”), the undersigned, Kim A. Lorz, Chief Executive Officer and Roy M. Avondet, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 13, 2008	/s/ Kim A. Lorz

Kim A. Lorz
Chief Executive Officer

February 13, 2008	/s/ Roy M. Avondet

Roy M. Avondet
Chief Financial Officer

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